Exhibit 99.2

LIMITED POWER OF ATTORNEY

The undersigned hereby constitute and appoint Stephanie Malkowski signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as a beneficial owner of securities of Stitch Fix, Inc. (the “Company”), from time to time the following U.S. Securities and Exchange Commission (“SEC”) forms: (i) Form ID, including any attached documents (such as Update Passphrase Authentication), to effect the assignment of codes to the undersigned to be used in the transmission of information to the SEC using the EDGAR System; (ii) Form 3, Initial Statement of Beneficial Ownership of Securities, including any attached documents; (iii) Form 4, Statement of Changes in Beneficial Ownership of Securities, including any attached documents; (iv) Form 5, Annual Statement of Beneficial Ownership of Securities in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, including any attached documents; (v) Schedules 13D and 13G, (vi) Forms 13F and 13H and (vii) amendments of each thereof, in accordance with the Securities Exchange Act of 1934, as amended, and the rules thereunder, including any attached documents;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5, 13F or 13H, Schedules 13D and 13G or any amendment(s) thereto, and timely file such form(s) with the SEC and any securities exchange, national association or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grant to such attorney-in-fact, acting singly, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledge that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 or Regulation 13D-G of the Securities Exchange Act of 1934, as amended. The undersigned hereby agree to indemnify the attorney-in-fact from and against any demand, damage, loss, cost or expense arising from any false or misleading information provided by the undersigned to the attorney-in-fact.

This Power of Attorney shall remain in full force and effect for each undersigned party until such undersigned party is no longer required to file such forms with respect to such undersigned party’s holdings of and transactions in securities issued by the Company, unless earlier revoked by such undersigned party in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney supersedes any prior power of attorney in connection with the undersigned’s capacity as a beneficial owners of securities of the Company. This Power of Attorney shall expire when the attorney-in-fact ceases to be an employee of Baseline Industries, L.P. or its affiliates.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of February 12, 2019.

BASELINE VENTURES 2009, LLC		BASELINE VENTURES 2009 ASSOCIATES, LLC
By:	Baseline Ventures 2009 Associates, LLC, its General Partner

By:	/s/ Steven Anderson	By:	/s/ Steven Anderson
	Name: Steven Anderson		Name: Steven Anderson
	Title: Sole Member		Title: Sole Member

BASELINE ENCORE L.P.		BASELINE ENCORE ASSOCIATES, LLC
By:	Baseline Encore Associates, LLC,
	its General Partner	By:	/s/ Steven Anderson
Name: Steven Anderson
Title: Sole Member

By:	/s/ Steven Anderson
Name: Steven Anderson
Title: Sole Member

BASELINE INCREASED EXPOSURE FUND, LLC		BASELINE INCREASED EXPOSURE FUND ASSOCIATES, LLC
By:	Baseline Increased Exposure Fund Associates, LLC,
	its General Partner	By:	/s/ Steven Anderson
Name: Steven Anderson
Title: Sole Member

By:	/s/ Steven Anderson
Name: Steven Anderson
Title: Sole Member

BASELINE CABLE CAR, LLC

By:	/s/ Steven Anderson	By:	/s/ Steven Anderson
	Name: Steven Anderson		Name: Steven Anderson
Title: Sole Member